Exhibit 99.1
May 18, 2016
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Connie Bryant
	704-758-2033	704-758-2403
	tiffany.l.mason@lowes.com	connie.m.bryantbreedlove@lowes.com

LOWE’S REPORTS FIRST QUARTER SALES AND EARNINGS RESULTS
-- Comparable Sales Increased 7.3 Percent for the First Quarter --

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $884 million for the quarter ended April 29, 2016, a 31.4 percent increase over the same period a year ago. Diluted earnings per share increased 40.0 percent to $0.98 from $0.70 in the first quarter of 2015.

The first quarter results include an unrealized gain on a foreign currency hedge entered into in advance of the Company’s pending RONA acquisition, which increased pre-tax earnings for the first quarter by $160 million and diluted earnings per share by $0.11.

Sales for the first quarter increased 7.8 percent to $15.2 billion from $14.1 billion in the first quarter of 2015, and comparable sales for the quarter increased 7.3 percent. Comparable sales for the U.S. home improvement business increased 7.5 percent.

“We executed well in the quarter, growing both transaction and average ticket to achieve comparable sales growth that exceeded our expectations,” commented Robert A. Niblock, Lowe’s chairman, president and CEO. “We continued to focus on providing better omni-channel customer experiences, and saw strength in indoor as well as outdoor categories.

“Our team’s project expertise and commitment to customer service allowed us to capitalize on strong home improvement demand during the quarter, and I would like to thank them for their efforts,” Niblock added.

Delivering on its commitment to return excess cash to shareholders, the Company repurchased $1.2 billion of stock under its share repurchase program and paid $255 million in dividends in the first quarter.

As of April 29, 2016, Lowe’s operated 1,860 home improvement and hardware stores in the United States, Canada and Mexico representing 202.3 million square feet of retail selling space.

A conference call to discuss first quarter 2016 operating results is scheduled for today (Wednesday, May 18) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s First Quarter 2016 Earnings Conference Call Webcast. Supplemental slides will be available fifteen minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until August 16, 2016.

Lowe’s Business Outlook[1]
Fiscal Year 2016 -- a 53-week Year (comparisons to fiscal year 2015 -- a 52-week year; based on U.S. GAAP unless otherwise noted)

•	Total sales are expected to increase approximately 6 percent, including the 53rd week

•	The 53rd week is expected to increase total sales by approximately 1.5 percent

•	Comparable sales are expected to increase approximately 4 percent

•	The company expects to add approximately 45 home improvement and hardware stores.

•	Earnings before interest and taxes as a percentage of sales (operating margin) are expected to increase 80 to 90 basis points.[2]

•	The effective income tax rate is expected to be approximately 38.1%.

•	Diluted earnings per share of approximately $4.11 are expected for the fiscal year ending February 3, 2017.

[1]	Lowe’s Business Outlook excludes the impact of the pending RONA acquisition.

[2]
Operating margin growth excludes the unrealized gain on the foreign currency hedge entered into in advance of the Company’s pending RONA acquisition as well as the impact of the non-cash impairment charge the Company recognized in the fourth quarter of 2015 in connection with its decision to exit its joint venture with Woolworths Limited in Australia.

Disclosure Regarding Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including those regarding the proposed acquisition by Lowe’s Companies, Inc. of RONA, inc. and the expected impact of the transaction on Lowe’s strategic and operational plans and financial results. Statements including words such as “may”, “will”, “could”, “should”, “would”, “plan”, “potential”, “intend”, “anticipate”, “believe”, “estimate” or “expect” and other words, terms and phrases of similar meaning are forward-looking statements. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Such forward-looking statements include, but are not limited to, statements or implications about the benefits of the transaction, including future financial and operating results, Lowe’s plans, objectives, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, Lowe’s strategic initiatives, any statement of an assumption underlying any of the foregoing and other statements that are not historical facts.  Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors which can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, such as a demographic shift from single family to multi-family housing, a reduced rate of growth in household formation, and slower rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes necessary to realize the benefits of our strategic initiatives and enhance our efficiency; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our traditional operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; and (ix) respond appropriately to unanticipated failures to maintain a high level of product and service quality that could result in a negative impact on customer confidence and adversely affect sales. In addition, we could experience additional impairment losses if either the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values, or we are required to reduce the carrying amount of our investment in certain unconsolidated entities that are accounted for under the equity method. With respect to the transaction discussed herein specifically, potential risks include the possibility that the transaction will not close or that the closing may be delayed; the effect of the announcement of the transaction on Lowe’s and RONA’s strategic relationships, operating results and businesses generally; significant transaction costs or unknown liabilities; failure to realize the expected benefits of the transaction; and general economic conditions. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K to the United States Securities and Exchange Commission (the

“SEC”) and the description of material changes therein or updated version thereof, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The forward-looking statements contained in this news release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our most recent Annual Report on Form 10-K to the SEC and the description of material changes, if any, therein included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events, or otherwise.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving over 16 million customers a week in the United States, Canada and Mexico. With fiscal year 2015 sales of $59.1 billion, Lowe’s has 1,860 home improvement and hardware stores and more than 270,000 employees. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

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Lowe’s Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three months ended
	April 29, 2016		May 1, 2015
Current Earnings	Amount	% Sales	Amount	% Sales
Net sales	$15,234	100.00	$14,129	100.00
Cost of sales	9,897	64.96	9,117	64.53
Gross margin	5,337	35.04	5,012	35.47
Expenses:
Selling, general and administrative	3,394	22.28	3,415	24.16
Depreciation	357	2.34	365	2.59
Interest - net	156	1.03	134	0.95
Total expenses	3,907	25.65	3,914	27.70
Pre-tax earnings	1,430	9.39	1,098	7.77
Income tax provision	546	3.59	425	3.01
Net earnings	$884	5.80	$673	4.76

Weighted average common shares outstanding - basic	897		950
Basic earnings per common share (1)	$0.98		$0.70
Weighted average common shares outstanding - diluted	899		952
Diluted earnings per common share (1)	$0.98		$0.70
Cash dividends per share	$0.28		$0.23

Retained Earnings
Balance at beginning of period	$7,593		$9,591
Net earnings	884		673
Cash dividends	(251)		(218)
Share repurchases	(1,152)		(961)
Balance at end of period	$7,074		$9,085

(1)
Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $880 million for the three months ended April 29, 2016 and $670 million for the three months ended May 1, 2015.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three months ended
	April 29, 2016		May 1, 2015
	Amount	% Sales	Amount	% Sales
Net earnings	$884	5.80	$673	4.76
Foreign currency translation adjustments - net of tax	83	0.55	22	0.16
Other comprehensive income	83	0.55	22	0.16
Comprehensive income	$967	6.35	$695	4.92

Lowe’s Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		April 29, 2016	May 1, 2015	January 29, 2016
Assets
Current assets:
Cash and cash equivalents		$4,561	$1,434	$405
Short-term investments		174	95	307
Merchandise inventory - net		11,055	10,614	9,458
Other current assets		683	393	391
Total current assets		16,473	12,536	10,561
Property, less accumulated depreciation		19,463	19,892	19,577
Long-term investments		400	384	222
Deferred income taxes - net		154	160	241
Other assets		687	1,343	665
Total assets		$37,177	$34,315	$31,266

Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings		$—	$—	$43
Current maturities of long-term debt		1,083	1,026	1,061
Accounts payable		8,821	8,023	5,633
Accrued compensation and employee benefits		615	555	820
Deferred revenue		1,233	1,153	1,078
Other current liabilities		2,369	2,213	1,857
Total current liabilities		14,121	12,970	10,492
Long-term debt, excluding current maturities		14,322	10,324	11,545
Deferred revenue - extended protection plans		726	727	729
Other liabilities		796	817	846
Total liabilities		29,965	24,838	23,612

Shareholders’ equity:
Preferred stock - $5 par value, none issued		—	—	—
Common stock - $.50 par value;
Shares issued and outstanding
April 29, 2016	894
May 1, 2015	947
January 29, 2016	910	447	473	455
Capital in excess of par value		—	—	—
Retained earnings		7,074	9,085	7,593
Accumulated other comprehensive loss		(309)	(81)	(394)
Total shareholders’ equity		7,212	9,477	7,654
Total liabilities and shareholders’ equity		$37,177	$34,315	$31,266

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Three Months Ended
	April 29, 2016	May 1, 2015
Cash flows from operating activities:
Net earnings	$884	$673
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	383	391
Deferred income taxes	52	(38)
Loss on property and other assets - net	11	7
Loss on equity method investments	3	17
Share-based payment expense	25	29
Changes in operating assets and liabilities:
Merchandise inventory - net	(1,556)	(1,687)
Other operating assets	(186)	(48)
Accounts payable	3,169	2,893
Other operating liabilities	435	241
Net cash provided by operating activities	3,220	2,478

Cash flows from investing activities:
Purchases of investments	(310)	(65)
Proceeds from sale/maturity of investments	264	64
Capital expenditures	(208)	(232)
Contributions to equity method investments - net	—	(11)
Proceeds from sale of property and other long-term assets	11	3
Purchases of derivative instruments	(103)	—
Other - net	(3)	—
Net cash used in investing activities	(349)	(241)

Cash flows from financing activities:
Net decrease in short-term borrowings	(44)	—
Net proceeds from issuance of long-term debt	3,267	—
Repayment of long-term debt	(484)	(10)
Proceeds from issuance of common stock under share-based payment plans	20	21
Cash dividend payments	(255)	(222)
Repurchase of common stock	(1,253)	(1,109)
Other - net	33	50
Net cash provided by (used in) financing activities	1,284	(1,270)

Effect of exchange rate changes on cash	1	1

Net increase in cash and cash equivalents	4,156	968
Cash and cash equivalents, beginning of period	405	466
Cash and cash equivalents, end of period	$4,561	$1,434